Exhibit 99.1
Press Release
For Immediate Release
October 15, 2009
Brooks Automation Updates Revenue Expectations
Chelmsford, Massachusetts October 15, 2009 — Brooks Automation, Inc. (Nasdaq: BRKS) announced today that pending the completion of the fiscal 2009 year-end audit it expects to report revenues for the fourth quarter ended September 30, 2009 of approximately $64 million, a sequential quarterly increase of about 45%. At the time of the Company’s third quarter earnings release in early August, Brooks said it expected sequential revenue growth of at least 25% in the September quarter.
Robert J. Lepofsky, President and Chief Executive Officer of Brooks commented, “A sharp upturn in requirements from our semiconductor OEM accounts throughout the world gained momentum as the quarter progressed. At the present time, the upward trend we saw last quarter is continuing and we currently anticipate sequential revenue growth of at least another 45% in the quarter ending December 31, 2009. Our ability to respond quickly to changes in demand is a key element of our strategy and continues to solidify our very strong market position in the semiconductor capital equipment market.”
Brooks management will release September quarter financial results on Thursday, November 12, 2009 before the market opens. Company management will host a live webcast to discuss the results and business highlights later that morning at 10:00 a.m. Eastern Time. The live webcast and audio replays will be publicly available on the Brooks website at www.brooks.com.
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About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions. Our products and services are meeting the needs of customers across a broad spectrum of applications and industries. The global semiconductor manufacturing sector is our largest served market. When demanding productivity and availability objectives are essential factors for success, customers throughout the world turn to Brooks Automation, Inc. For more information see www.brooks.com or email co.csr@brooks.com.
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenues for the quarter ended September 30, 2009 and ending December 31, 2009. Factors that could cause results to differ from our expectations include the following: accounting adjustments made in finalizing the reporting of revenues for the quarter ended September 30, 2009; volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; intense price competition; continuing uncertainties in global political and economic conditions, the impact of global health concerns, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:
Barbara Culhane
Corporate Marketing Manager
Brooks Automation, Inc.
978-262-2400
www.brooks.com
Brooks Automation, Inc. ♦ 15 Elizabeth Drive ♦ Chelmsford, Massachusetts 01824 ♦ (978)262-2400 ♦ www.brooks.com.